Exhibit 3.215

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “DORAVILLE TRANSFER STATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTH DAY OF OCTOBER, A.D. 2003, AT 1:17 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “DORAVILLE TRANSFER STATION, LLC”.

Jeffrey W. Bullock, Secretary of State

Authentication: 9957519

Date: 11-01-12

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:35 PM 10/06/2003

FILED 01:17 PM 10/06/2003

SRV 030641705 – 3712111 FILE

CERTIFICATE OF FORMATION

OF

DORAVILLE TRANSFER STATION, LLC

ARTICLE I – NAME

The name of this Limited Liability Company is Doraville Transfer Station, LLC (the “Company”).

ARTICLE II – INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III – OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 6th day of October, 2003.

Charles R. Curley, Jr.

Authorized Person of Company

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